SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

__________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 4, 2005

STRATTEC SECURITY CORPORATION
(Exact name of registrant as specified in its charter)

Wisconsin
(State or other jurisdiction of incorporation)

0-25150	39-1804239
(Commission File Number)	(I.R.S. Employer I.D. Number)

3333 West Good Hope Road Milwaukee, WI	53209
(Address of Principal Executive Offices)	(Zip Code)

(414) 247-3333
(Registrant's telephone number; including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        ☐    Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)

         ☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)

         ☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))

         ☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the
                                Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On October 4, 2005, at the annual meeting of shareholders of STRATTEC SECURITY CORPORATION (the "Company"), the Company's shareholders approved a proposal to amend and restate the STRATTEC SECURITY CORPORATION Stock Incentive Plan (the "Incentive Plan"). A copy of the Incentive Plan is attached hereto as an exhibit and is incorporated herein by reference.

A summary description of the terms of the Incentive Plan is set forth in the Company's definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on August 29, 2005. The section of the definitive proxy statement entitled "Approval of the Amended and Restated Stock Incentive Plan" from pages 3 to 8 are incorporated herein by reference. The form of restricted stock grant agreement to be used under the Incentive Plan is attached hereto as an exhibit.

On October 4, 2005, the Company's Board of Directors amended the STRATTEC SECURITY CORPORATION Economic Value Added Bonus Plan for Executive Officers and Senior Managers (the "EVA Plan"). The amendment creates a new class of officers of the Company eligible to participate under the EVA Plan. A copy of the amended EVA Plan is attached to this report as Exhibit 99.3.

Section 5 - Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year

Effective October 4, 2005, the Company's Board of Directors amended the By-Laws of the Company to provide for a new class of officers of the Company with the title of Senior Vice President. A copy of the amended By-Laws of the Company are attached to this report as Exhibit 99.4.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

The following exhibits are filed herewith:

Exhibit 99.1 - STRATTEC SECURITY CORPORATION Stock Incentive Plan.

Exhibit 99.2 - Form of Restricted Stock Grant Agreement.

Exhibit 99.3 - Amended STRATTEC SECURITY CORPORATION Economic Value Added Bonus Plan for Executive Officers and Senior Managers.

Exhibit 99.4 - Amended By-Laws of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STRATTEC SECURITY CORPORATION
Date: October 6, 2005
BY   /s/ Patrick J. Hansen___________________
Patrick J. Hansen, Senior Vice President and
Chief Financial Officer

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